Exhibit 10.24

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

PERFORMANCE SHARE AGREEMENT

(GRANTED                     , 2013 PURSUANT TO THE

2004 LONG-TERM INCENTIVE COMPENSATION PLAN)

Pursuant to the provisions of the Starwood Hotels & Resorts Worldwide, Inc. 2004 Long-Term Incentive Compensation Plan (the “Plan”), Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the “Company”), has granted to the individual (the “Participant”) named in the award notification (the “Award Notification”) as of the date set forth in the Award Notification (the “Grant Date”), Performance Shares (the “Award”), upon and subject to the restrictions, terms and conditions set forth in the Plan and in this agreement (the “Agreement”). Attached to this Agreement as Exhibit A is a table that summarizes certain key provisions of this Agreement; in the case of any conflict between Exhibit A and the Agreement, the terms of the Agreement will prevail. The target number of Performance Shares covered by the Award is specified in the Award Notification (the “Target Award”). References to employment with the Company shall include employment with a subsidiary or affiliate of the Company. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1. Rights as a Stockholder.

(a) Voting. Until actual Shares are issued to the Participant in accordance with Section 5, the Participant shall have no rights to vote any Shares as a result of this Award.

(b) Dividends and Other Distributions. If any dividends are paid or other distributions are made on the Shares during the Performance Period (as defined in Section 2(a) below), dividend equivalents and other distributions shall be credited in the same proportion on the number of Performance Shares that vest under Section 2 or Section 3, and these dividend equivalents and other distributions shall be paid to the Participant in cash, without interest, at the time specified in Section 4 below for such Performance Shares. The Participant will forfeit all rights to dividend equivalents and other distributions that relate to Performance Shares that do not vest under Section 2 or Section 3.

2. Vesting. Vesting of the Award is conditioned upon both a performance condition and an employment requirement as set forth in this Section 2.

(a) Performance Condition. Subject to the terms and conditions set forth herein and to the employment requirement specified in Section 2(b) below, the Participant will earn all or a portion of the Award based on the Company’s cumulative total shareholder return as determined by the Committee pursuant to paragraph (i) below (“Total Shareholder Return”) for the period beginning January 1, 20    and ending December 31, 20    (the “Performance Period”) as a percentile relative to the cumulative Total Shareholder Return of a peer group of companies identified in paragraph (ii) below (the “Comparator Group”) for the Performance Period. For this purpose, the Total Shareholder Return of the Comparator Group is composed of the Total Shareholder Return for each company included in the Comparator Group for the Performance Period, as determined by the Committee. If the Committee determines that the Company’s Total Shareholder Return for the Performance Period is not above the 25th percentile of the Total Shareholder Return of the Comparator Group for the Performance Period, the Participant will immediately forfeit all rights to Performance Shares covered by this Award. If the Committee determines that the Company’s Total Shareholder Return for the Performance Period is above the 25th percentile of Total Shareholder Return of the Comparator Group for the Performance Period, the Participant will earn a number of Performance Shares relative to the number of Performance Shares specified in the Target Award determined pursuant to the following table, up to a maximum of 200% of the number of Performance Shares specified in the Target Award.

Percentile	Percentage of Target Award
80th or above	200%
65th	150%
50th	100%
35th	50%
25th or below	0%

Straight-line interpolation shall be applied to determine the number of Performance Shares earned for a percentile that falls between the percentiles specified in the table above. Notwithstanding the foregoing, if the Company’s cumulative Total Shareholder Return for the Performance Period is negative, the number of Performance Shares earned by the Participant will be limited to 150% of the number of Performance Shares specified in the Target Award in the event that the Participant would have earned a larger percentage of the number of Performance Shares based on the applicable percentile in the absence of such limitation. In all cases, the number of earned Performance Shares will be rounded down to the nearest whole number of Performance Shares. The Committee shall determine the number of Performance Shares earned by the Participant, if any, following the close of the Performance Period (the “Earned Award”). Upon the Committee’s determination of the Earned Award, the Participant will immediately forfeit all rights to Performance Shares other than those included in the Earned Award.

(i) Total Shareholder Return. The Committee will calculate a company’s Total Shareholder Return by the following formula:

[Ending Price divided by Beginning Price] minus 1

For this purpose:

A. “Beginning Price” is the average closing price of a share of the company’s stock for the period of 30 trading days multiplied by the Return Factor on each day, ending on the last trading day immediately prior to the first trading day of the Performance Period.

B. “Ending Price” is the average closing price of a share of the company’s stock for the period of 30 trading days multiplied by the Return Factor on each day, ending on the last trading day of the Performance Period.

C. “Return Factor” is the cumulative impact of the re-investment of dividends on each ex-dividend date. The Return Factor starts at 1.00 at the beginning of the Performance Period and is updated upon the first and any subsequent ex-dividend dates up until the last trading day of the Performance Period.

For purposes of A. and B. above, the closing price of a share of the company’s stock on a particular date shall be determined as follows: (i) if the shares are listed on the NYSE on that date, the closing price of a share of the company’s stock as reported on the NYSE for that date shall be used; or (ii) if the shares are not listed on the NYSE but are listed on a national or regional securities exchange (domestic or foreign) other than the NYSE on that date, the closing price of a share of the company’s stock as reported on such other national or regional securities exchange for that date shall be used; or (iii) if neither (i) nor (ii) apply, the Committee shall determine the closing price of a share of the company’s stock in good faith. For purposes of (ii) above, if the company’s stock is listed on more than one national or regional securities exchange other than the NYSE on the particular date, then following exchange shall be used: the NASDAQ, or if shares are not listed on the NASDAQ, the largest exchange on which the shares are listed.

The Committee shall make the following adjustments in the calculation of Total Shareholder Return for the Company or any member of the Comparator Group due to certain extraordinary, unusual or non-recurring events: the company’s Beginning Price will be equitably adjusted for any stock split or reverse stock split affecting the company’s stock during the Performance Period.

(ii) Comparator Group. The Comparator Group consists of the following 20 companies in the hospitality, REIT and gaming industries: Accor SA, Carnival Corporation & plc, Choice Hotels International, Inc., Darden Restaurants, Inc., Gaylord Entertainment Company, General Growth Properties, Inc., Hospitality Properties Trust, Host Hotels & Resorts, Inc., Hyatt Hotels Corporation, InterContinental Hotels Group PLC, Kimco Realty Corporation, Las Vegas Sands Corp., Marriott International, Inc., MGM Resorts International, Orient-Express Hotels Ltd., Royal Caribbean Cruises Ltd., Simon Property Group, Inc., Vail Resorts, Inc., Wyndham Worldwide Corporation, and Wynn Resorts, Limited. The Committee shall make the following adjustments in the composition of the Comparator Group due to certain extraordinary, unusual or non-recurring events: a company will be removed from the Comparator Group for the entire Performance Period in the event the company is acquired or the company’s stock ceases to be publicly traded during the Performance Period. However, no adjustment will be made in the composition of the Comparator Group in the event of the bankruptcy, delisting or liquidation of a company included in the Comparator Group.

(b) Employment Requirement. Generally, the Participant will vest in his Earned Award only if he remains employed with the Company until the third anniversary of the Grant

Date (the “Vesting Date”). The following rules shall apply if the Participant incurs a termination of employment with the Company prior to the Vesting Date.

(i) Death, Disability or Retirement.

A. Pro Rata Vesting. If the Participant terminates employment with the Company due to death, Disability or Retirement on or after January 1, 2014, and before the Vesting Date, the Participant will vest in a pro rata portion of the Earned Award as described in subparagraph D. below (the “Pro Rata Earned Award”), and will forfeit all rights to Performance Shares other than those included in the Pro Rata Earned Award, on the date on which the Committee determines the number of Performance Shares payable with respect to the Earned Award (or, if later, on the date of such employment termination). In the case of Retirement, vesting is conditioned upon and subject to the Participant’s compliance with the following restriction: the Participant will forfeit all rights to Performance Shares and will not receive a Pro Rata Earned Award if, prior to the Vesting Date, the Participant accepts any employment, assignment, position or responsibility, or acquires any ownership interest (other than holding and making investments in common equity securities of any corporation, limited partnership or other entity that has its common equity securities traded in a generally recognized market, provided such equity interest does not exceed 5% of the outstanding shares or equity interests in such corporation, limited partnership or other entity) which involves the Participant’s participation in a hotel and leisure company engaged in the operation of owned hotels, management of hotels, franchising hotels, development and operation of vacation ownership resorts or the marketing and selling of vacation ownership interests, in each such case (A) in a state within 500 miles of the Participant’s last (or immediately prior) worksite for the Company, (B) in the country in which the Participant worked for the Company, (C) in such country and any other country in which the Company does any of the enumerated acts, or (D) in any country of the world.

B. Disabled Status. The effective date of a Participant’s Disabled status shall be the date as of which the Participant is determined to be Disabled pursuant to the terms of the Plan. The Committee has the sole discretion to determine whether the Participant’s termination of employment is due to Disability.

C. Retirement. A Participant shall be considered to have terminated employment due to “Retirement” if the Participant is at least age 55 and has completed at least five years of continuous employment with the Company and has a combination of age plus years of continuous employment with the Company of at least 65 as of the date of the Participant’s termination of employment.

D. Method of Prorating. The number of Performance Shares payable under the Pro Rata Earned Award shall be determined by multiplying the number of Performance Shares in the Earned Award by a fraction, the numerator of which is the total number of calendar days during which the Participant was employed by the Company during the period beginning on the Grant Date and ending on the

Vesting Date and the denominator of which is 1095, rounded down to the nearest whole number of Performance Shares.

(ii) Change in Control. Subject to Section 3 below, if the Participant’s employment with the Company or the surviving entity terminates following a Change in Control and prior to the Vesting Date, other than (I) by reason of the Participant’s death, Disability or Retirement, (II) by the Company for Cause, or (III) by the Participant without Good Reason:

A. In the event such termination of employment occurs on or after the end of the Performance Period, then the Participant shall vest in the Earned Award on the date of such termination of employment (the “Double Trigger CIC Earned Award”); or

B. In the event such termination of employment occurs prior to the end of the Performance Period, then the Participant shall vest in the greater of the Target Award or the number of Performance Shares that would have been earned by the Participant pursuant to Section 2(a) above had the Performance Period ended on the effective date of the Change in Control (if a Change in Control occurs in connection with such termination of employment) (the “Double Trigger CIC Target Award”) and shall forfeit all Performance Shares other than the Double Trigger CIC Target Award.

The Committee shall determine whether a Change in Control has occurred, and such determination shall be conclusive and binding upon the Company and the Participant.

For purposes of this Section 2(b)(ii), the Participant’s employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Participant with Good Reason, if (1) the Participant’s employment is terminated by the Company without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control (an “Acquiring Person”), (2) the Participant terminates his employment for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of an Acquiring Person, or (3) the Participant’s employment is terminated by the Company without Cause or by the Participant for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs). For purposes of any determination regarding the applicability of the immediately preceding sentence, any position taken by the Participant shall be presumed to be correct unless the Company establishes to the Board by clear and convincing evidence that such position is not correct.

(iii) Other Termination of Employment. Subject to Section 3 below, if the Participant’s employment terminates for any reason other than as specified in paragraphs (i) and (ii) above prior to the Vesting Date, the Participant shall forfeit automatically all rights to Performance Shares on the date of such termination of employment.

(iv) Definition of Cause. For purposes of paragraph (ii), “Cause” for termination by the Company of the Participant’s employment shall mean (1) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company after a written demand for substantial performance is delivered to the Participant by the Board, which demand specifically identifies the manner in which the Board believes that the Participant has not substantially performed the Participant’s duties, and the Participant has not cured any such failure (which is capable of being cured) in all material respects within ten (10) days of receiving such written demand, or (2) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (1) and (2) of this definition, (I) no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company, and (II) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Board by clear and convincing evidence that Cause exists.

(v) Definition of Good Reason. For purposes of paragraph (ii), “Good Reason” for termination by the Participant of the Participant’s employment shall mean the occurrence (without the Participant’s express written consent) after any Change in Control, or prior to a Change in Control under the circumstances described in clauses (2) and (3) of the first sentence of the third paragraph of paragraph (ii) (treating all references in subparagraphs (A) through (G) below to a “Change in Control” as references to a “Potential Change in Control”), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in subparagraph (A), (E), (F) or (G) below, such act or failure to act is corrected prior to the date of the Participant’s termination of employment:

A. the assignment to the Participant of any duties inconsistent with the Participant’s status as a senior officer of the Company or a substantial adverse alteration in the nature or status of the Participant’s responsibilities from those in effect immediately prior to the Change in Control;

B. a reduction by the Company in the Participant’s annual base salary as in effect on the date hereof or as the same may be increased from time to time;

C. the relocation of the Participant’s principal place of employment to a location more than 35 miles from the Participant’s principal place of employment immediately prior to the Change in Control or the Company’s requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company’s business to an extent substantially consistent with the Participant’s present business travel obligations;

D. the failure by the Company to pay to the Participant any portion of the Participant’s current compensation, or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

E. either (I) the failure by the Company to continue in effect any compensation plan in which the Participant participates immediately prior to the Change in Control which is material to the Participant’s total compensation, including but not limited to the Company’s stock option, bonus and other plans or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or (II) the failure by the Company to continue the Participant’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Participant’s participation relative to other participants, as existed immediately prior to the Change in Control;

F. the Company’s (I) failure to continue to provide the Participant with benefits substantially similar to those enjoyed by the Participant under any of the Company’s pension, savings, life insurance, medical, health and accident, or disability plans in which the Participant was participating immediately prior to the Change in Control, (II) taking of any other action which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit enjoyed by the Participant at the time of the Change in Control, or (III) failure to provide the Participant with the number of paid vacation days to which the Participant is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy or any employment agreement in effect at the time of the Change in Control;

G. any purported termination of the Participant’s employment (other than by reason of death) which is not communicated by a written notice from the Company to the Participant that (I) indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant’s employment under the provisions indicated and, for a termination for Cause, that includes a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant’s counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Participant was guilty of conduct set forth in clause (1) or (2) of the definition of Cause herein, and specifying the particulars thereof in detail, and (II) that is mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Participant at the most recent address furnished in writing by the Participant to the Company or is delivered to such address; or

H. Failure of the surviving entity in the Change in Control, on or prior to the effective date of the Change in Control, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform the Agreement it if the Change in Control had not taken place.

The Participant’s right to terminate employment for Good Reason shall not be affected by the Participant’s incapacity due to physical or mental illness. The Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

For purposes of any determination regarding the existence of Good Reason, any claim by the Participant that Good Reason exists shall be presumed to be correct unless the Company establishes to the Board by clear and convincing evidence that Good Reason does not exist.

(vi) Definition of Potential Change in Control. For purposes of paragraph (v), a “Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following subparagraphs shall have occurred:

A. the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

B. the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

C. any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates); or

D. the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(vii) Definition of Person. For purposes of paragraph (vi), “Person” shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (I) the Company or any of its subsidiaries, (II) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates (within the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934), (III) an underwriter temporarily holding securities pursuant to an offering of such securities, or (IV) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

3. Change in Control in Which Company Ceases to be Separate Publicly-Traded Entity and Award is not Assumed by Surviving Entity. Notwithstanding Section 2(b)(ii) and (iii) above, if the Company undergoes a Change in Control and the Participant is employed with the Company on the effective date of the Change in Control, and either (i) the common stock of the surviving entity in the Change in Control (whether the Company or another entity) is not traded on an established securities market immediately following the effective date of the Change in Control, or (ii) an entity other than the Company is the surviving entity in the Change in Control, the common stock of such surviving entity is traded on an established securities market immediately following the effective date of the Change in Control, and such surviving entity does not assume or continue the Award or replace the Award with an award of equivalent value and comparable terms:

(a) In the event the effective date of the Change in Control occurs on or after the end of the Performance Period, then the Participant shall vest in the Earned Award on the effective date of the Change in Control (the “Single Trigger CIC Earned Award”); or

(b) In the event the effective date of the Change in Control occurs prior to the second anniversary of the Grant Date and prior to the end of the Performance Period, then the Participant shall vest in a pro rata portion of the greater of the Target Award or the number of Performance Shares that would have been earned by the Participant pursuant to Section 2(a) above had the Performance Period ended on the effective date of the Change in Control (the “Single Trigger CIC Pro Rata Target Award”) and shall forfeit all Performance Shares other than the Single Trigger CIC Pro Rata Target Award; the number of Performance Shares payable under the Single Trigger CIC Pro Rata Target Award shall be determined by multiplying the number of Performance Shares in the Target Award by a fraction, the numerator of which is the total number of calendar days during which the Participant was employed by the Company during the period beginning on the Grant Date and ending on the effective date of the Change in Control and the denominator of which is 1095, rounded down to the nearest whole number of Performance Shares.

(c) In the event the effective date of the Change in Control occurs on or after the second anniversary of the Grant Date and prior to the end of the Performance Period, then the Participant shall vest in the greater of the Target Award or the number of Performance Shares that would have been earned by the Participant pursuant to Section 2(a) above had the Performance Period ended on the effective date of the Change in Control (the “Single Trigger CIC Full Target Award”) and shall forfeit all Performance Shares other than the Single Trigger CIC Full Target Award.

The Committee shall determine whether a Change in Control has occurred, and such determination shall be conclusive and binding upon the Company and the Participant.

4. Payment. On each of the following dates, the vested portion of the Award as of such date (if any, less any portion of the Award which became vested and was paid on an earlier date) along with any corresponding dividend equivalents and other distributions credited to the account of the Participant with respect to such vested portion of the Award pursuant to Section 1(b) above (as applicable, and provided it does not result in any duplication in payment) shall be paid to the Participant:

(a) February     , 20    ;

(c) The date of the Participant’s termination of employment; and

(d) The effective date of a Change in Control.

On each such date, the Company shall make payment of the vested portion of the Award in the manner specified in Section 5 below.

5. Manner of Payment. On the payment date applicable under Section 4 above, the Company shall make payment of the vested portion of the Award as follows:

(a) the Earned Award, Double Trigger CIC Earned Award or Double Trigger CIC Target Award, as applicable, shall be paid by causing the Company’s designated broker to credit an account for the Participant with a number of Shares equal to the number of Performance Shares that became payable on such date; or

(b) the Pro Rata Earned Award shall generally be paid by causing the Company’s designated broker to credit an account for the Participant with a number of Shares equal to the number of Performance Shares that became payable on such date; however, to the extent that payment is made on or after the occurrence of a Change in Control in circumstances in which Section 3 would have been applicable had the Participant still been employed with the Company on the effective date of the Change in Control, the value of the Pro Rata Earned Award shall be paid in cash, with such value calculated by multiplying the number of Performance Shares that became payable on such date by the closing price of a Share on the last trading day immediately prior to effective date of the Change in Control; or

(c) the value of the Single Trigger CIC Earned Award, Single Trigger CIC Pro Rata Target Award or Single Trigger CIC Full Target Award, as applicable, shall be paid in cash, with such value calculated by multiplying the number of Performance Shares that became payable on such date by the closing price of a Share on the last trading day immediately prior to effective date of the Change in Control; and

(d) any dividend equivalents or other distributions credited to the Participant’s account pursuant to Section 1(b) above with respect to the Earned Award, Pro Rata Earned Award, Double Trigger CIC Earned Award, Double Trigger CIC Target Award, Single Trigger CIC Earned Award, Single Trigger CIC Pro Rata Target Award or Single Trigger CIC Full Target Award, as applicable, shall be paid in cash. To the extent that the dividend equivalents or other distributions payable to the Participant were credited to the Participant’s account as a number of Shares rather than as a cash amount, the Committee shall determine the corresponding amount of cash payable to the Participant by multiplying the number of Shares so credited to the Participant’s account by the closing price of a Share on the trading day immediately prior to the applicable payment date (or, in the event of a Single Trigger CIC Earned Award, Single Trigger CIC Pro Rata Target Award or Single Trigger CIC Full Target Award, by the closing price of a Share on the last trading day immediately prior to effective date of the Change in Control).

The Company shall pay all original issue or transfer taxes and all fees and expenses incident to the delivery of any Shares to the Participant.

6. Additional Terms and Conditions of Award.

(a) Nontransferability of Award. Performance Shares are not transferable except by will or the laws of descent and distribution.

(b) Required Tax Payments and Withholding Shares. The Participant shall pay to the Company all applicable federal, state, local or other taxes, domestic or foreign, with respect to the Award (the “Required Tax Payments”). Unless other arrangements are made with the consent of the Company, all Required Tax Payments will be satisfied by the Company withholding Shares otherwise to be delivered to the Participant, having a Fair Market Value on the date the tax is to be determined, sufficient to make the Required Tax Payments. The Company shall withhold the whole number of Shares sufficient to make the Required Tax Payments and shall make a cash payment to the Participant for the difference between the Fair Market Value of the Shares withheld and the Required Tax Payments on the payment date specified in Section 4 above (but if this would cause adverse accounting then one less Share shall be withheld, and the Participant shall provide the additional withholding that is required in cash).

(c) Compliance with Applicable Laws. If the listing, registration or qualification of Shares upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary in connection with the delivery of Shares hereunder, the Shares shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval. As a further condition precedent to the delivery of any Shares hereunder, the Participant shall comply with all regulations and requirements of any applicable regulatory authority and shall execute any documents that the Company shall in its sole discretion deem necessary or advisable. The Committee shall be permitted to amend this Agreement in its discretion to the extent the Committee determines that such amendment is necessary or desirable to achieve compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and the guidance thereunder.

(d) Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance with the Plan. The Participant acknowledges receipt of a copy of the Plan.

7. Miscellaneous Provisions.

(a) Meaning of Certain Terms. As used herein, the term “vest” shall mean no longer subject to forfeiture. References in this Agreement to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.

(b) Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Participant, acquire any rights hereunder in accordance with this Agreement or the Plan.

(c) Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to the Company or its designated representative at corporate headquarters in Stamford, Connecticut, Attention: Human Resources, and if to the Participant, to the address set forth for the Participant on the records of the Company or to the Participant’s e-mail or other electronic address with the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing by (a) personal delivery, (b) facsimile with confirmation of receipt, (c) e-mail or other electronic transmission to the Participant, (d) mailing in the United States mails, or (e) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, confirmation of receipt of facsimile transmission, one day after sending an e-mail or other electronic transmission to the Participant, or receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

(d) Reform by Court or Severability. In the event that any provision of this Agreement is deemed by a court to be broader than permitted by applicable law, then such provision shall be reformed (or otherwise revised or narrowed) so that it is enforceable to the fullest extent permitted by applicable law. If any provision of this Agreement shall be declared by a court to be invalid or unenforceable to any extent, the validity or enforceability of the remaining provisions of this Agreement shall not be affected.

(e) Section 409A.

(i) Except as provided in the next sentence, the Award shall be administered as subject to Code section 409A and in compliance with Code section 409A and the Department of Treasury regulations and other guidance thereunder (collectively, “409A and Related Guidance”). If the Company determines that the Participant is not subject to Code section 409A (for example, because the Participant is not and will not be subject to taxation under the Code at all times relevant to this Award), the Award shall be administered as exempt from Code section 409A.

(ii) Compliance with 409A and Related Guidance shall include the following: (A) any provisions of this Agreement that provide for payment of compensation that is subject to Code section 409A and that has vesting and payment triggered by the Participant’s termination of employment shall be deemed to provide for vesting and payment that is triggered only by the Participant’s “separation from service” within the meaning of Treasury Regulation Section §1.409A-1(h) (a “409A Separation from Service”), (B) if the Participant is a “specified employee” within the meaning of Treasury Regulation Section §1.409A-1(i) on the date of his or her 409A Separation from Service (with such status determined by the Company in accordance with rules established by the Company in writing in advance of the “specified employee identification date” that relates to the date of such separation from service or, in the absence of such rules established by the Company, under the default rules for identifying specified employees under Treasury Regulation Section 1.409A-1(i)), such compensation shall be paid to the Participant six months following the date of such 409A Separation from Service (provided, however, that if the Participant dies after the date of such 409A Separation from Service, this six-month delay shall not apply from and after the date of the Participant’s death), and (C) to the extent necessary to comply with Code section 409A, the definition of change in control that applies under Code section 409A shall apply under this Agreement to the extent that it is more restrictive than the definition of Change in Control that would otherwise apply. In any case, where payment is delayed under clause (B) of the preceding sentence, payment of the portion of the Award that was vested on the date of the Separation from Service shall be paid on the date applicable under clause (B), with the payment determined as if such date were the applicable payment date under Section 4. The Participant acknowledges and agrees that the Company has made no representation regarding the tax treatment of any payment under this Agreement and, notwithstanding anything else in this Agreement, that the Participant is solely responsible for all taxes due with respect to any payment under this Agreement.

(f) Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the laws of the United States, shall be construed in accordance with and governed by the laws of the State of New York without giving effect to conflicts of laws principles.

(g) Personal Data. By accepting the Award, the Participant has voluntarily consented to the collection, use, processing and transfer of personal data about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other employee identification number, salary, nationality, job title, details of the Award for the purpose of managing and administering the Plan (“Data”). The Company and/or its subsidiaries and affiliates will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company and/or any of its subsidiaries and affiliates may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

By:

Exhibit A

This table summarizes certain key provisions of the Performance Share Agreement. If there is a conflict between the table and the Performance Share Agreement, the terms of the Performance Share Agreement will prevail.

Vesting Date	Distribution Date[1]

February     , 20     (if the participant is still employed on that date).

This is the standard vesting date for all participants. The other vesting dates below are special situations that may, or may not, apply to a participant depending on the circumstances.

Name of vested award: EARNED AWARD (calculated based on actual results)

Distribute on February , 20 . Distribute in Shares.

Employment Termination due to Death on or after January 1, 20    and before February     , 20    : The award will vest on the date on which the Committee determines the number of Performance Shares payable with respect to the Earned Award.

Name of vested award: PRO RATA EARNED AWARD (calculated based on actual results)

Distribute on February     , 20     (or if a Change in Control[2] occurs before February     , 20    , on the date of the Change in Control).

Distribute in Shares (or in cash if a Change in Control occurs prior to distribution in circumstances that result in single trigger distributions for participants who are still employed at the time of the Change in Control).

Employment Termination due to Disability or Retirement on or after January 1, 20    and before February     , 20    : The award will vest on the date on which the Committee determines the number of Performance Shares payable with respect to the Earned Award. For Retirement, vesting is contingent on the participant’s compliance with non-competition restrictions through February     , 20    .

Name of vested award: PRO RATA EARNED AWARD (calculated based on actual results)

Distribute on February     , 20     (or if a Change in Control[2] occurs before February     , 20    , on the date of the Change in Control).

Distribute in Shares (or in cash if a Change in Control occurs prior to distribution in circumstances that result in single trigger distributions for participants who are still employed at the time of the Change in Control).

If the participant terminates employment due to Disability or Retirement after the date on which the Committee makes its determinations but before February     , 20    , distribution will be triggered by the termination of employment. In that case, the distribution must be delayed until six months following the date of employment termination under the Section 409A six-month delay rule.[3]

Vesting Date	Distribution Date[1]

Change in Control – termination without “cause” or resignation for “good reason.”

Name of vested award:

DOUBLE TRIGGER CIC EARNED AWARD (calculated based on actual results)

or

DOUBLE TRIGGER CIC TARGET AWARD (calculated based on greater of target or actual results determined at time of Change in Control)

Distribute six months following the date of employment termination under the Section 409A six-month delay rule.[3] Distribute in Shares.

Change in Control – award is not assumed or replaced and/or surviving company is not publicly traded.

Name of vested award:

SINGLE TRIGGER CIC EARNED AWARD (calculated based on actual results)

or

SINGLE TRIGGER CIC PRO RATA TARGET AWARD (calculated based on greater of target or actual results determined at time of Change in Control)

or

SINGLE TRIGGER CIC FULL TARGET AWARD (calculated based on greater of target or actual results determined at time of Change in Control)

Distribute on the date of the Change in Control.[2] Distribute in cash.

[1]

The possible distribution dates are (i) February     , 20    , (ii) the date of a Section 409A Change in Control and (iii) the date of the participant’s employment termination. Technically, the award must be distributed on each of these dates, to the extent vested. However, since there will be only one vesting trigger for a participant, as a practical matter, the award will be paid on the first of these dates that occurs after the award vests.

[2]

The Change in Control must meet the Section 409A definition of “Change in Control” in order for the Change in Control to be a distribution trigger. If the Change in Control does not meet this definition, the award will be paid on the first to occur of February     , 20    , or the date of the participant’s termination of employment.

[3]

It is assumed that all participants who receive these awards will be subject to the six-month delay due to their positions with Starwood. This will be confirmed, however, at the time of any employment termination that triggers distribution.